Exhibit 99.2

Kirkland’s, Inc. to Rebrand as The Brand House Collective, Inc. Accelerating Brand Conversions Utilizing Bed Bath & Beyond, Overstock, buybuy Baby

Announces Changes to the Board of Directors

NASHVILLE, Tenn. (June 17, 2025) — Kirkland’s, Inc. (Nasdaq: KIRK) (the “Company”) today announced plans to rebrand and change its corporate name from Kirkland’s Inc. to The Brand House Collective, Inc. (“The Brand House Collective”) reflecting the Company’s transformation into a multi-brand merchandising, supply chain and retail operator leading the brick & mortar vision and strategy for Kirkland’s Home along with Beyond, Inc.’s (“Beyond”) growing portfolio of iconic home and family brands, inclusive of Bed Bath & Beyond, Overstock, buybuy Baby.

Amy Sullivan, CEO of Kirkland’s, commented, “From the moment our partnership with Beyond began it was clear that our model needed to evolve. The Brand House Collective is more than a new name – it’s a bold declaration of where we’re headed, We’re aligning our identity with our vision to become a multi-brand merchandising, supply chain and retail operator – and backing it with decisive actions to strengthen our foundation: reducing excess inventory, closing underperforming locations, optimizing real estate assets, and enhancing talent across the organization. We are building a leaner, flatter and performance-led organization – driven by transformation, anchored in accountability, and powered by new ideas that we believe will deliver results.”

Ms. Sullivan continued, “This is a defining moment for our Company. As we transition into The Brand House Collective, we are building a team that reflects the future we’re creating - bold, customer obsessed and rooted in merchant excellence. As we move forward, we will continue to strengthen our bench with the talent needed to drive performance, profitability and long-term growth.”

Operational Reset to Drive Transformation

As part of our transformation into a multi-brand retail operator, we are executing an operational reset to streamline our footprint, strengthen core execution and build a stronger foundation for the future as The Brand House Collective. By consolidating real estate and leveraging underperforming store closures to reduce excess inventory, we believe we will drive faster inventory turn and maximize return on assets. Following the consolidation, we expect to move forward with approximately 290 of our current store locations as the foundational footprint for Kirkland’s Home, Bed Bath & Beyond Home, and Overstock. As we look ahead, we expect that improved discipline around inventory productivity, asset management and balance sheet health will serve as our north star at every level of the organization – shaping how we operate, make decisions and deliver long term value.

Accelerated Brand Conversion Strategy

Bed Bath & Beyond Home is a reintroduction of one of retail’s most iconic names – long known for great brands and trusted value. This fresh chapter centers around life’s moments in every room where families Gather, Entertain, Rest and Relax. We plan to accelerate the launch of Bed Bath & Beyond Home stores through full-market conversions of existing Kirkland’s Home stores. The first store is planned to open in Brentwood, TN in August 2025, with 5 more to follow in the market. The Greater Nashville area was selected as our launch market given our headquarters presence, allowing us to closely manage every detail and set the standard for future rollouts. Pending the results of the initial market we plan to convert approximately 75 stores through 2026. To support the brand transition, drive awareness and accelerate our overall growth, we will also co-brand the Kirkland’s Home website with Bed Bath & Beyond Home, creating a unified online experience as store conversions begin.

We also see tremendous opportunity to bring the Overstock brand to life in physical retail and have identified the first Nashville location with plans to expand to approximately 30 locations after the initial pilot. Additionally, we are finalizing store designs for buybuy Baby and other potential concepts as we build our multi-brand strategy. Our future real estate approach will align with the distinct identity of each brand and be positioned in neighborhoods where our customer prefers to shop. With a stronger foundation in place and a data-driven lens on market opportunity, we will evaluate all opportunities for growth including expanding company-owned locations and testing potential franchise opportunities.

Corporate Reorganization to Drive Performance and Profitability

To support our transformation to The Brand House Collective, we executed a comprehensive corporate reorganization designed to drive performance, enhance accountability and align talent with brand specific growth priorities. As a customer-first, merchant-led organization, we implemented a streamlined structure with dedicated merchants leading each brand, supported by centralized teams across finance, operations and technology. All brand and functional leaders will report directly to Amy Sullivan, CEO and Chief Merchant & Creative Officer of The Brand House Collective. This unified reporting structure accelerates decision-making and ensures a single, unified vision as we advance our strategic transformation.

We have also recently bolstered our leadership team bringing in proven merchants, operators, brand builders, and customer experts to meet the needs of our transformation.

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Jamie Schisler, Chief Operating Officer, responsible for overseeing Operations including Planning & Allocation, Marketing, E-Commerce and Technology. Mr. Schisler brings over two decades of specialty retail experience and has led strategic transformation and concept innovation at leading brands including Abercrombie & Fitch, Express and UpWest.

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Kerri Dlugokinski, VP General Merchandising Manager of Bed Bath & Beyond Home, will lead all aspects of merchandising for the brand. Ms. Dlugokinski has more than 20 years of experience at Target Corporation, where she held leadership roles across both fashion and home categories.

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Courtenay Adolf, VP of Supply Chain, with responsibility for Global Sourcing, Transportation and our Distribution Centers. Mr. Adolf brings decades of experience leading supply chain strategy and network optimizations that improve efficiency and reduce cost for companies including Target, CSS Industries and Eversana.

Changes to the Board of Directors

On June 17, 2025, the Company’s Board of Directors (the “Board”) appointed Eric Schwartzman, Neely Tamminga, Tamara Ward and Steve Woodward (collectively, the “New Directors”) to the Board, effective June 24, 2025. Ms. Ward and Mr. Woodward were nominated by Beyond in accordance with the terms of the Amended and Restated Investor Rights Agreement, dated May 7, 2025. The New Directors bring extensive experience that supports our bold new vision as The Brand House Collective.

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Eric Schwartzman brings decades of strategic finance and accounting experience across public and private omni-channel retail. He spent 17 years at legacy Bed Bath & Beyond leading high-impact financial and operational initiatives. His historical brand knowledge and transformation experience will support our financial performance and operational discipline.

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Neely Tamminga brings more than two decades of experience in consumer and economic research. Formerly a senior research analyst at Piper Jaffray & Co., Ms. Tamminga is the co-founder of Distill, a strategic advisory firm supporting CEOs and boards with data-driven insights into consumer behavior and macroeconomic trends. Her expertise turning data into actionable strategy will be instrumental in our brand and business growth.

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Tamara Ward is a seasoned operator, with significant leadership experience in marketing and operations leadership over her impressive career at Camping World Holdings. Her track record of driving growth and enhancing the customer experience will be an asset to the Board as we continue our strategic transformation.

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Steve “Woody” Woodward brings deep sector knowledge and a true merchant mindset. Mr. Woodward previously served as CEO of Kirkland’s Home and held senior roles at Crate & Barrel and Pier 1 Imports. His extensive experience in home retail and familiarity with our organization and ongoing mentorship of our management team position him to contribute meaningfully from day one.

On June 17, Kirkland’s also announced the resignations of Ann Joyce, Charlie Pleas III, Chris Shimojima, Jill Soltau and Susan Lanigan. With the exception of Ms. Lanigan, whose resignation was effective on June 12, 2025, each of the foregoing resignations will be effective on June 24, 2025, at which time the Ms. Ward, Mr. Woodward, Ms. Tamminga and Mr. Schwartzman will join the Board. Ms. Sullivan will continue as a member of the Board.

Corporate Name Change

The Company plans to officially change its name to The Brand House Collective pending shareholder approval at the Company’s upcoming annual meeting on July 24, 2025. In conjunction with its corporate name change, The Brand House Collective will change the Company's ticker symbol from “KIRK” to “TBHC,” pending shareholder approval at the Company’s upcoming annual meeting on July 24, 2025. Once effective, the “KIRK” trading symbol will no longer be active. No action is needed from the Company's current shareholders relative to the ticker symbol change.

About Kirkland’s, Inc.

Kirkland’s, Inc. is a specialty retailer of home décor and furnishings in the United States, currently operating 313 stores in 35 states as well as an e-commerce website, www.kirklands.com, under the Kirkland’s Home brand. The Company provides its customers an engaging shopping experience characterized by a curated, affordable selection of home décor and furnishings along with inspirational design ideas. This combination of quality and stylish merchandise, value pricing and a stimulating in-store and online environment provides the Company’s customers with a unique brand experience. More information can be found at www.kirklands.com.

Forward-Looking Statements

Except for historical information contained herein, certain statements in this release, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s quarterly financial and accounting procedures. Forward-looking statements deal with potential future circumstances and developments and are, accordingly, forward-looking in nature. You are cautioned that such forward-looking statements, which may be identified by words such as "anticipate," "believe," "expect," "estimate," "intend," "plan," "seek," "may," "could," "strategy," and similar expressions, involve known and unknown risks and uncertainties, many of which are outside of the Company’s control, which may cause the Company's actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, risks associated with the effect of the transactions entered into with Beyond (the “Transactions”) on the Company’s business relationships; operating results and business generally; unexpected costs, charges or expenses resulting from the Transactions; potential litigation relating to the Transactions that could be instituted against Beyond, the Company or their affiliates’ respective directors, managers or officers, including the effects of any outcomes related thereto; continued availability of capital and financing; the ability to obtain the various synergies envisioned between the Company and Beyond; the ability of the Company to successfully open new stores or rebrand existing Kirkland’s Home stores under a Bed Bath & Beyond Home or other licensed brand; the ability of the Company to successfully market its products to new customers and expand through new e-commerce platforms and to implement its plans, forecasts and other expectations with respect to its business after the completion of the Transactions and realize additional opportunities for growth and innovation; risks associated with the Company's liquidity including cash flows from operations and the amount of borrowings under the secured revolving credit facility; the fact that our independent registered public accounting firm’s report for the year ended February 1, 2025 is qualified as to our ability to continue as a going concern; the Company’s ability to successfully implement cost savings and other strategic initiatives intended to improve operating results and liquidity positions, the Company’s actual and anticipated progress towards its short-term and long-term objectives including its multi-brand and omni-channel strategy, the risk that natural disasters, pandemic outbreaks, global political events, war and terrorism could impact the Company’s revenues, inventory and supply chain; the continuing consumer impact of inflation and countermeasures, including high interest rates, the effectiveness of the Company’s marketing campaigns, risks related to changes in U.S. policy related to imported merchandise, particularly with regard to the impact of tariffs on goods imported from China and strategies undertaken to mitigate such impact, the Company’s ability to retain its senior management team; volatility in the price of the Company’s common stock, the competitive environment in the home décor industry in general and in the Company's specific market areas, inflation, fluctuations in cost and availability of inventory, increased transportation costs and potential interruptions in supply chain, distribution systems and delivery network, including the Company’s e-commerce systems and channels, the ability to control employment and other operating costs, availability of suitable retail locations and other growth opportunities, disruptions in information technology systems including the potential for security breaches of the Company's information or its customers’ information, seasonal fluctuations in consumer spending, and economic conditions in general. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on May 2, 2025 and subsequent reports. Forward-looking statements included in this release are made as of the date of this release. Any changes in assumptions or factors on which such statements are based could produce materially different results. Except as required by law, the Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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